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                                                                  Exhibit 23.3

                       CONSENT OF DORSEY & WHITNEY LLP

Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

We hereby consent to the summary of our opinions under the heading "Risk Factors
- Risks Related to Bankruptcy of Green Tree or Vendor Services" in the Registration Statement on Form S-3 (Registration No. 333-38687-01) of Green Tree Financial Corporation and the related Prospectus.

                                    /s/ Dorsey & Whitney LLP


December 9, 1997